Exhibit 19 on Form N-1A
Exhibit 24 under Item 601 of Reg S/K

                           POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of Marketvest Funds and the Assistant General Counsel of Federated Services Company, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                        TITLE                                     DATE

/S/ EDWARD C. GONZALES            Chairman, President,             March 6, 1997
---------------------------------
Edward C. Gonzales                Treasurer and Trustee
                                  (Chief Executive Officer
                                  and Principal Financial
                                  and Accounting Officer)

/S/ MARTIN B. EBBERT, JR.         Trustee                          March 6, 1997
---------------------------------
Martin B. Ebbert, Jr.



/S/ CLYDE M. MCGEARY              Trustee                          March 6, 1997
---------------------------------
Clyde M. McGeary

/S/ GEORGE A. OMINSKI             Trustee                          March 6, 1997
---------------------------------
George A. Ominski

SIGNATURES                        TITLE                                     DATE

/S/ RICHARD SEIDEL                Trustee                          March 6, 1997

Richard Seidel

Sworn to and subscribed before me this 6th day of March, 1997

/s/ Marie M. Hamm
Notarial Seal

Marie M. Hamm, Notary Public
Plum Boro, Allegheny County
My Commission Expires Oct. 9, 2000